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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-56715

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JUNE 19, 1998)


                                 640,000 SHARES

                       VALUE CITY DEPARTMENT STORES, INC.

                                  COMMON STOCK

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     On June 19, 1998, four charitable foundations sold in the aggregate
640,000 shares of common stock, without par value (the "Common Stock"), of Value City Department Stores, Inc. (the "Company"). The 640,000 shares of Common Stock were sold to the public through Buckingham Research Group at $19.75 per share. The 640,000 shares of Common Stock sold represented all of the Common Stock owned by the charitable foundations as of June 19, 1998.

     On June 19, 1998, the closing price per share of the Company's Common Stock on the New York Stock Exchange was $20.1875.

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  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------

            The date of this Prospectus Supplement is June 19, 1998.